Exhibit 99.1

Ascent Industries Reports First Quarter 2024 Results

Oak Brook, Illinois, May 8, 2024 – Ascent Industries Co. (Nasdaq: ACNT) (“Ascent” or the “Company”), an industrials company focused on the production of specialty chemicals and industrial tubular products, is reporting its results for the first quarter ended March 31, 2024.

First Quarter 2024 Summary1

(in millions, except per share and margin)	Q1 2024	Q1 2023	Change
Net Sales	$44.1	$54.9	(19.6)%
Gross Profit	$2.5	$1.5	72.4%
Gross Profit Margin	5.7%	2.7%	300bps
Net (Loss)	$(4.7)	$(5.8)	18.6%
Diluted (Loss) per Share	$(0.47)	$(0.57)	17.5%
Adjusted EBITDA	$(3.1)	$(3.7)	16.6%
Adjusted EBITDA Margin	(7.1)%	(6.8)%	(30)bps
________________
1On June 2, 2023, the Board of Directors of Ascent made the decision to permanently cease operations at the Company’s welded pipe and tube facility located in Munhall, PA (“Munhall”) effective on August 31, 2023. On December 22, 2023, the Company closed on a transaction to sell substantially all of the assets of Specialty Pipe & Tube (“SPT”). As a result, financial results from Munhall & SPT have been categorized into discontinued operations.

Management Commentary
“The first quarter of 2024 marked a period of structural cost reduction and stabilization efforts across the enterprise,” said Ascent CEO Bryan Kitchen. “Without question, our initial efforts to optimize both cash and costs have helped drive year-over-year improvements across our consolidated gross margin and bottom line, while operating within the confines of our own free cash flow. Aggressive self-help has been at the core of our ability to overcome ongoing market headwinds that have resulted in a year-over-year decline in total net sales.”

“As promised, in just a short period of time we have made progress in laying the groundwork for driving profitable growth through the optimization of our product mix while recapitalizing our SG&A across both segments. These actions, coupled with a continued focus on driving efficiencies across all sites and functions, will create a more predictable, reliable, and profitable operating model moving forward. Momentum is building, and we expect continued improvements in our financial results throughout 2024. We are on the right track to create durable value for shareholders.”

First Quarter 2024 Financial Results
Net sales from continuing operations were $44.1 million compared to $54.9 million in the first quarter of 2023, primarily attributable to decreased end-market demand and de-stocking trends across both segments.

Gross profit from continuing operations improved to $2.5 million, or 5.7% of net sales, compared to $1.5 million, or 2.7% of net sales, in the first quarter of 2023. The increase was primarily attributable to improved strategic sourcing initiatives and cost improvements.

Net loss from continuing operations decreased to $4.7 million, or $(0.47) diluted loss per share, compared to net loss from continuing operations of $5.8 million, or $(0.57) diluted loss per share, in the first quarter of 2023. The decrease was primarily attributable to the aforementioned increases in gross profit and a year-over-year decrease in interest expense due to lower debt outstanding.

Adjusted EBITDA improved to $(3.1) million compared to $(3.7) million in the first quarter of 2023, primarily driven by the aforementioned cost optimization efforts. Adjusted EBITDA margin was (7.1)% compared to (6.8)% in the prior year period, with the decline primarily a result of the aforementioned lower net sales base.

Segment Results
Ascent Chemicals – net sales in the first quarter of 2024 were $20.3 million compared to $23.7 million in the first quarter of 2023. Operating loss in the first quarter was $1.4 million compared to operating income of $1.4 million in the prior year period. Adjusted EBITDA in the first quarter was $(0.3) million compared to $2.5 million in the prior year period. As a percentage of segment net sales, adjusted EBITDA was (1.4)% compared to 10.5% in the first quarter of 2023.

Ascent Tubular – net sales from continuing operations in the first quarter of 2024 were $23.8 million compared to $31.1 million in the first quarter of 2023. Operating loss from continuing operations in the first quarter decreased to $1.5 million compared to operating loss from continuing operations of $3.3 million in the prior year period. Adjusted EBITDA from continuing operations in the first quarter was $(0.7) million compared to $(2.4) million in the prior year period. As a percentage of segment net sales, adjusted EBITDA was (3.0)% compared to (7.7)% in the first quarter of 2023.

Liquidity
As of March 31, 2024, the Company had no debt outstanding under its revolving credit facilities and had $63.6 million in availability under its revolving credit facility.

For the quarter ended March 31, 2024, the Company repurchased 16,330 shares at an average cost of $9.97 per share for approximately $0.2 million.

Conference Call
Ascent will conduct a conference call today at 5:00 p.m. Eastern time to discuss its results for the first quarter ended March 31, 2024.

Ascent management will host the conference call, followed by a question-and-answer period.
Date: Wednesday, May 8, 2024
Time: 5:00 p.m. Eastern time
Live Call Registration Link: Here
Webcast Registration Link: Here

To access the call by phone, please register via the live call registration link above or here and you will be provided with dial-in instructions and details. If you have any difficulty connecting with the conference call, please contact Gateway Group at 1-949-574-3860.

The conference call will also be broadcast live and available for replay here. The webcast will be archived for one year in the investor relations section of the Company’s website at www.ascentco.com.

About Ascent Industries Co.
Ascent Industries Co. (Nasdaq: ACNT) is a company that engages in a number of diverse business activities including the production of specialty chemicals and industrial tubular products. For more information about Ascent, please visit its website at www.ascentco.com.

Forward-Looking Statements
This press release may include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and other applicable federal securities laws. All statements that are not historical facts are forward-looking statements. Forward looking statements can be identified through the use of words such as "estimate," "project," "intend," "expect," "believe," "should," "anticipate," "hope," "optimistic," "plan," "outlook," "should," "could," "may" and similar expressions. The forward-looking statements are subject to certain risks and uncertainties which could cause actual results to differ materially from historical results or those anticipated. Readers are cautioned not to place undue reliance on these forward-looking statements and to review the risks as set forth in more detail in Ascent Industries Co.’s Securities and Exchange Commission filings, including our Annual Report on Form 10-K, which filings are available from the SEC or on our website. Ascent Industries Co. assumes no obligation to update any forward-looking information included in this release.

Non-GAAP Financial Information
Financial statement information included in this earnings release includes non-GAAP (Generally Accepted Accounting Principles) measures and should be read along with the accompanying tables which provide a reconciliation of non-GAAP measures to GAAP measures.
Adjusted EBITDA is a non-GAAP financial measure that the Company believes is useful to investors in evaluating its results to determine the value of a company. An item is excluded in the measure if its periodic value is inconsistent and sufficiently material that not identifying the item would render period comparability less meaningful to the reader or if including the item provides a clearer representation of normalized periodic earnings. The Company excludes in Adjusted EBITDA two categories of items: 1) Base EBITDA components, including: interest expense, income taxes, depreciation and amortization, and 2) Material transaction costs including: goodwill impairment, asset impairment, gain on lease modification, stock-based compensation, non-cash lease cost, acquisition costs and other fees, loss on extinguishment of debt, retention costs and restructuring & severance costs from net income.

Management believes that these non-GAAP measures are useful because they are key measures used by our management team to evaluate our operating performance, generate future operating plans and make strategic decisions as well as allow readers to compare the financial results between periods. Non-GAAP measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the Company's performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company. Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company's results or financial condition as reported under GAAP.
Company Contact
Ryan Kavalauskas
Chief Financial Officer
1-630-884-9181
Investor Relations
Cody Slach and Cody Cree
Gateway Group, Inc.
1-949-574-3860
ACNT@gateway-grp.com

Ascent Industries Co.
Condensed Consolidated Balance Sheets
(in thousands, except par value and share data)

	(Unaudited)
	March 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$1,299	$1,851
Accounts receivable, net of allowance for credit losses of $792 and $463, respectively	28,160	26,604
Inventories	51,197	52,306
Prepaid expenses and other current assets	4,146	4,879
Assets held for sale	1,792	2,912
Current assets of discontinued operations	46	861
Total current assets	86,640	89,413
Property, plant and equipment, net	28,648	29,755
Right-of-use assets, operating leases, net	27,431	27,784
Intangible assets, net	8,129	8,496
Deferred income taxes	7,366	5,808
Deferred charges, net	79	104
Other non-current assets, net	2,678	1,935
Total assets	$160,971	$163,295

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$20,549	$16,416
Accrued expenses and other current liabilities	4,824	5,108
Current portion of note payable	88	360
Current portion of operating lease liabilities	1,170	1,140
Current portion of finance lease liabilities	288	292
Current liabilities of discontinued operations	1,376	1,473
Total current liabilities	28,295	24,789
Long-term portion of operating lease liabilities	29,419	29,729
Long-term portion of finance lease liabilities	1,236	1,307
Other long-term liabilities	57	60
Total non-current liabilities	30,712	31,096
Total liabilities	$59,007	$55,885

Commitments and contingencies

Shareholders' equity:
Common stock, par value $1 per share; 24,000,000 shares authorized; 11,085,103 and 10,124,781 shares issued and outstanding, respectively	$11,085	$11,085
Capital in excess of par value	47,097	47,333
Retained earnings	53,024	58,517
	111,206	116,935
Less: cost of common stock in treasury - 960,323 and 990,282 shares, respectively	(9,242)	(9,525)
Total shareholders' equity	101,964	107,410
Total liabilities and shareholders' equity	$160,971	$163,295
Note: The condensed consolidated balance sheets at December 31, 2023 have been derived from the audited consolidated financial statements at that date.

Ascent Industries Co.
Condensed Consolidated Statements of Income (Loss) - Comparative Analysis (Unaudited)
($ in thousands, except per share data)

	Three Months Ended March 31,
	2024	2023
Net sales
Tubular Products	$23,814	$31,061
Specialty Chemicals	20,296	23,749
All Other	—	50
	44,110	54,860
Operating (loss) income from continuing operations
Tubular Products	(1,502)	(3,293)
Specialty Chemicals	(1,439)	1,352
All Other	(162)	(479)

Corporate
Unallocated corporate expenses	(2,150)	(3,704)
Acquisition costs and other	—	(259)
Total Corporate	(2,150)	(3,963)
Operating loss	(5,253)	(6,383)
Interest expense	127	1,107
Other, net	(120)	(95)
Loss from continuing operations before income taxes	(5,260)	(7,395)
Income tax benefit	(1,166)	(1,607)
Loss from continuing operations	(4,094)	(5,788)
(Loss) income from discontinued operations, net of tax	(1,399)	589
Net loss	$(5,493)	$(5,199)

Net loss per common share from continuing operations
Basic	$(0.41)	$(0.57)
Diluted	$(0.41)	$(0.57)

Net (loss) income per common share from discontinued operations
Basic	$(0.14)	$0.06
Diluted	$(0.14)	$0.06

Net loss per common share
Basic	$(0.54)	$(0.51)
Diluted	$(0.54)	$(0.51)

Average shares outstanding
Basic	10,094	10,148
Diluted	10,094	10,148

Other data:
Adjusted EBITDA[1]	$(3,115)	$(3,735)
1The term Adjusted EBITDA is a non-GAAP financial measure that the Company believes is useful to investors in evaluating its results to determine the value of a company. An item is excluded in the measure if its periodic value is inconsistent and sufficiently material that not identifying the item would render period comparability less meaningful to the reader or if including the item provides a clearer representation of normalized periodic earnings. The Company excludes in Adjusted EBITDA two categories of items: 1) Base EBITDA components, including: interest expense, income taxes, depreciation and amortization, and 2) Material transaction costs including: goodwill impairment, asset impairment, gain on lease modification, stock-based compensation, non-cash lease cost, acquisition costs and other fees, retention costs and restructuring & severance costs from net income. For a reconciliation of this non-GAAP measure to the most comparable GAAP equivalent, refer to the Reconciliation of Net Income (Loss) to Adjusted EBITDA.

Ascent Industries Co.
Consolidated Statements of Cash Flows (Unaudited)
($ in thousands)

	Three Months Ended March 31,
	2024	2023
Operating activities
Net loss	$(5,493)	$(5,199)
(Loss) income from discontinued operations, net of tax	(1,399)	589
Net loss from continuing operations	(4,094)	(5,788)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation expense	1,522	1,549
Amortization expense	367	376
Amortization of debt issuance costs	25	25
Deferred income taxes	(1,166)	353
Provision for (reduction of) losses on accounts receivable	330	(57)
(Reduction of) provision for losses on inventories	(73)	791
Loss on disposal of property, plant and equipment	—	182
Non-cash lease expense	55	64
Stock-based compensation expense	209	319
Changes in operating assets and liabilities:
Accounts receivable	(1,885)	(1,072)
Inventories	1,182	9,492
Other assets and liabilities	(73)	297
Accounts payable	4,022	6,827
Accrued expenses	(283)	1,629
Accrued income taxes	78	(2,577)
Net cash provided by operating activities - continuing operations	216	12,410
Net cash provided by operating activities - discontinued operations	47	980
Net cash provided by operating activities	263	13,390
Investing activities
Purchases of property, plant and equipment	(305)	(586)
Net cash used in investing activities - continuing operations	(305)	(586)
Net cash used in investing activities - discontinued operations	—	(238)
Net cash used in investing activities	(305)	(824)
Financing activities
Borrowings from long-term debt	50,950	67,488
Payments on long-term debt	(50,950)	(80,384)
Payments on note payable	(271)	(289)
Principal payments on finance lease obligations	(76)	(74)
Repurchase of common stock	(163)	(327)
Net cash used in financing activities	(510)	(13,586)
Decrease in cash and cash equivalents	(552)	(1,020)
Less: Cash and cash equivalents of discontinued operations	—	1
Cash and cash equivalents, beginning of period	1,851	1,440
Cash and cash equivalents, end of period	$1,299	$421

Ascent Industries Co.
Non-GAAP Financial Measures Reconciliation
Reconciliation of Net Income (Loss) to Adjusted EBITDA (Unaudited)
($ in thousands)

	Three Months Ended March 31,
($ in thousands)	2024	2023
Consolidated
Net loss from continuing operations	$(4,094)	$(5,788)
Adjustments:
Interest expense	127	1,106
Income taxes	(1,166)	(1,607)
Depreciation	1,522	1,549
Amortization	367	376
EBITDA	(3,244)	(4,364)
Acquisition costs and other	12	261
Stock-based compensation	59	220
Non-cash lease expense	55	64
Retention expense	3	—
Restructuring and severance costs	—	84
Adjusted EBITDA	$(3,115)	$(3,735)
% sales	(7.1)%	(6.8)%

Specialty Chemicals
Net (loss) income	$(1,458)	$1,342
Adjustments:
Interest expense	19	12
Depreciation expense	954	952
Amortization expense	169	158
EBITDA	(316)	2,464
Acquisition costs and other	—	2
Stock-based compensation	7	8
Non-cash lease expense	19	24
Specialty Chemicals Adjusted EBITDA	$(290)	$2,498
% segment sales	(1.4)%	10.5%

Tubular Products
Net loss from continuing operations	$(1,502)	$(3,293)
Adjustments:
Depreciation expense	544	575
Amortization expense	198	218
EBITDA	(760)	(2,500)
Acquisition costs and other	12	—
Stock-based compensation	11	(20)
Non-cash lease expense	25	31
Restructuring and severance costs	—	84
Tubular Products Adjusted EBITDA	$(712)	$(2,405)
% segment sales	(3.0)%	(7.7)%